UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2025
IDEXX LABORATORIES INC /DE

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
IDEXX LABORATORIES INC /DE

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive	Westbrook,	Maine	04092
(Address of principal executive offices)			(ZIP Code)
0000874716
207.556.0300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 13, 2025, Dr. Asha Collins resigned from the Board of Directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”), effective immediately. Dr. Collins’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company and Board thank Dr. Collins for her service during her tenure as a member of the Board and wishes her well in her future endeavors.

In connection with Dr. Collins’s resignation, the size of the Board was reduced from ten to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: February 14, 2025	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Executive Vice President, General Counsel and Corporate Secretary

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